                                                                   Exhibit 1.1

                                 UNDERWRITING AGREEMENT

                                    DECEMBER 7, 1998

                                   -------------------

Cornerstone Propane Partners, L.P.
432 Westridge Drive
Watsonville, CA 95076

Dear Sirs and Mesdames:

      We (the "Manager") are acting on behalf of the underwriters (including ourselves) named below (such underwriters being herein called the "Underwriters"), and we understand that Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell 3,000,000 common units representing limited partner interests in the Partnership (the "Firm Units").

      It is further understood and agreed by all parties that the following transactions will occur on or before the Closing Date (and are therefore deemed to be conditions to closing):

            (i) pursuant to a Stock Purchase and Contribution Agreement (the "Stock Purchase Agreement") dated October 27, 1998 between the Partnership, Cornerstone Holding Corp., a Delaware corporation ("CHC") and a wholly-owned subsidiary of the Partnership, Propane Continental, Inc., a Delaware corporation ("PCI"), and the holders (the "Holders") of all outstanding stocks and warrants of PCI, the Partnership will acquire from the Holders certain shares of the outstanding stock of PCI, and CHC will purchase from the Holders the entire remaining equity interest in PCI represented by the other outstanding shares of stock and all outstanding warrants (the "PCI Acquisition");

            (ii) pursuant to a Senior Secured Note Purchase Agreement (the "Note Agreement") dated December 11, 1998, between Cornerstone Propane, L.P., a Delaware limited partnership (the "Operating Partnership"), Cornerstone Propane GP, Inc., a California corporation (the "Managing General Partner"), SYN Inc., a Delaware corporation (the "Special General Partner"), and certain purchasers (listed on Schedule A attached to the Note Agreement), the Operating Partnership will issue $85 million of Senior Secured Notes (the "Senior Notes") which will be privately placed to certain institutional investors; and

            (iii) the General Partners will make the capital contributions required by Section 5.2(d) of the Partnership Agreement and the corresponding provisions of the Operating Partnership Agreement.

      Subject to the terms and conditions set forth or incorporated by reference herein, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Firm Units opposite their names (set forth on Schedule A below) at a purchase price of $19.00 per Unit.

                                SCHEDULE A

             NAME                                 NUMBER OF FIRM UNITS
------------------------------------              -------------------------
 Morgan Stanley & Co. Incorporated                       700,000
 CIBC Oppenheimer Corp.                                  700,000
 PaineWebber Incorporated                                700,000
 Chatsworth Securities LLC                               100,000
 A.G. Edwards & Sons, Inc.                               100,000
 Fahnestock & Co. Inc.                                   100,000
 Janney Montgomery Scott Inc.                            100,000
 Edward D. Jones & Co., L.P.                             100,000
 Legg Mason Wood Walker, Incorporated                    100,000
 McDonald Investments, Inc.                              100,000
 Piper Jaffray Inc.                                      100,000
 Prudential Securities Incorporated                      100,000
                                                       ---------
                TOTAL                                  3,000,000
                                                       ---------
                                                       ---------

      The Underwriters will pay for the Firm Units upon delivery thereof at the offices of Andrews & Kurth L.L.P., 805 Third Avenue, New York, New York 10022 at 9:00 a.m. (New York City time) on December 11, 1998, or at such other time, not later than 5:00 p.m. (New York City time) on December 17, 1998, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

      The Underwriters will pay for any Additional Units upon deliver thereof at Andrews & Kurth L.L.P. at 9:00 a.m. (New York City time) on the date specified in the notice described in Section 2 of this Agreement or at such other time on the same or on such other date, in any event not later than January 11, 1999, as shall be designated in writing by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Option Closing Date."

      The Units shall have the terms set forth in the Prospectus dated October 14, 1998, and the Prospectus Supplement dated December 7, 1998, including the following:

NUMBER OF UNITS:

   Number of Firm Units:  3,000,000

   Maximum Number of Additional Units:  450,000

INITIAL OFFERING PRICE TO PUBLIC:

   $19.00 per Unit

PURCHASE PRICE BY UNDERWRITERS:

   $17.95 per Unit

FORM OF UNITS:

Definitive form, to be made available for checking and packaging at least twenty-four hours prior to the Closing Date at the office of the Depository Trust Company.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Wire transfer of same day funds

ADDITIONAL BLACKOUT PROVISIONS:

In addition to the lock-up provisions described in Section 2 and Section 5(g) of the Agreement, the recipients of Common Units in the PCI Acquisition will be required to execute a Lock-Up Letter, a form of which is attached hereto as Exhibit A.

CLOSING DATE:

9:00 a.m. (New York City time), December 11, 1998

CLOSING LOCATION:

Andrews & Kurth L.L.P., 805 Third Avenue, New York, New York  10022

NAMES AND ADDRESSES OF MANAGER:

   Designated Manager:   Morgan Stanley & Co. Incorporated

   Address for Notices, etc.:    Attn:  William L. Blais
                                 Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                                 New York, NY 10036
                                 Telephone: (212) 761-6873
                                 Telefax: (212) 761-6358

ADDITIONAL TERMS AND CONDITIONS

      All provisions contained in the document entitled Cornerstone Propane Partners, L.P. Underwriting Agreement Standard Provisions dated December 7, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not a Common Unit shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.

            (a) In addition to the terms of Section 5(d) of the Agreement, the Underwriters shall have received on the Closing Date the following additional opinions of McCutchen Doyle, outside counsel for the Partnership, the Operating Partnership, the Managing General Partner and the Special General Partner, dated the Closing Date, to the effect that:

                  (i) PCI is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and to conduct its business in each case in all material respects as described in the Registration Statement and the Prospectus.

                  (ii) PCI is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule IV to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by PCI or the location of the properties owned or leased by it makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the financial condition, business or results of operations of the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

                  (iii) All of the issued and outstanding shares of capital stock of PCI have been duly authorized and validly issued and are fully paid and nonassessable and, upon the consummation of the PCI Acquisition, will be owned by CHC free and clear of all liens, encumbrances, security interests, charges or claims known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Act and other than the pledge of such shares to the purchasers under the Note Agreement.

                  (iv) The Stock Purchase Agreement has been duly authorized and validly executed and delivered by each of the Partnership, CHC and, to the knowledge of such counsel, PCI and each of the Holders. The Stock Purchase Agreement constitutes the valid and legally binding agreement of each of the Partnership, CHC, PCI and the Holders, enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (v) The Note Agreement has been duly authorized and validly executed and delivered by the Operating Partnership, and the Note Agreement constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (vi) The consummation of the PCI Acquisition is not subject to any further pre-merger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  (vii) None of the offering, issuance and sale by the Operating Partnership of the Senior Notes, the execution, delivery and performance of the Note Agreement and the Stock Purchase Agreement by any of the Partnership Entities, nor the consummation of the transactions contemplated hereby and thereby (including the PCI Acquisition) (A) will constitute a violation of the certificate or articles of incorporation or bylaws or other organizational documents of the Partnership Entities, the Managing General Partner or the Special General Partner, (B) will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument (other than the Partnership Agreements) known to such counsel to which any of the Partnership Entities, the Managing General Partner or the Special General Partner is a party or by which any of them or any of their respective properties may be bound, (C) will violate any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their properties in a proceeding to which any of the Partnership Entities, the Managing General Partner or the Special General Partner or their property is a party, (D) violates or will violate any federal statute, law or regulation applicable to any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their respective properties or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, the Managing General Partner or the Special General Partner except as contemplated by the Note Agreement.

                  (viii) No permit, consent, approval, authorization or order of any federal, Delaware or California court, governmental agency or body or any financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, the Note Agreement or the Stock Purchase Agreement, or the consummation by the Partnership Entities of the PCI Acquisition, except (A) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, (B) for such permits, consents, approvals and similar authorizations which have been obtained, (C) for such permits, consents, approvals and similar authorizations which (1) are of a routine or administrative nature, (2) need not be or are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Note Agreement or the Stock Purchase Agreement and (3) are expected in the reasonable judgment of the Managing General Partner to be obtained in the ordinary course of business subsequent to the consummation of the PCI Acquisition.

      The Underwriters shall also have received on the Closing Date, a copy of the opinion of McCutchen Doyle delivered pursuant to the Note Agreement, substantially in the form attached as an exhibit to the Note Agreement, accompanied by a letter dated the Closing Date and addressed to the Underwriters from such counsel stating that they are entitled to rely on such opinion as if it were addressed to them.

            (b) In addition to the terms of Section 1 of the Agreement, each of the Partnership, the Operating Partnership and the Managing General Partner represents and warrants to and agrees with each of the Underwriters that:

                  (i) PCI is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus, and PCI is, or at the Closing Date will be, duly registered or qualified as a foreign corporation to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where failure so to register or qualify (A) would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Partnership Entities taken as a whole, and (B) would not subject the limited partners of the Partnership to any material liability.

                  (ii) At the Closing Date, PCI will not have any subsidiaries which, individually or taken as a whole, would be deemed to be a significant subsidiary of the Partnership (as such term is defined in Section 1-02 of Regulation S-X of the Commission).

                  (iii) All of the issued and outstanding shares of capital stock of PCI have been duly authorized and validly issued and are fully paid and nonassessable; and at the Closing Date all of such shares will be owned of record by CHC free and clear of all liens, encumbrances, security interests, charges or claims known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law and other than the pledge of such shares to the purchaser under the Note Agreement.

                  (iv) The Stock Purchase Agreement has been duly authorized and validly executed and delivered by each of the Partnership, CHC and, to the knowledge of the Partnership, PCI and each of the Holders. The Stock Purchase Agreement constitutes the valid and legally binding agreement of each of the Partnership, CHC, PCI and the Holders, enforceable against such parties in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (v) The Note Agreement has been duly authorized and validly executed and delivered by the Operating Partnership, and the Note Agreement constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (vi) The consummation of the PCI Acquisition is not subject to any further pre-merger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  (vii) None of the offering, issuance and sale by the Operating Partnership of the Senior Notes, the execution, delivery and performance of the Note Agreement and the Stock Purchase Agreement by any of the Partnership Entities, nor the consummation of the transactions contemplated hereby and thereby (including the PCI Acquisition) (A) will constitute a violation of the certificate or articles of incorporation or bylaws or other organizational documents of the Partnership Entities, the Managing General Partner or the Special General Partner, (B) will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument (other than the Partnership Agreements) known to the Partnership to which any of the Partnership Entities, the Managing General Partner or the Special General Partner is a party or by which any of them or any of their respective properties may be bound, (C) will violate any order, judgment, decree or injunction of any court or governmental agency or body known to the Partnership directed to any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their properties in a proceeding to which any of the Partnership Entities, the Managing General Partner or the Special General Partner or their property is a party, (D) violates or will violate any federal statute, law or regulation applicable to any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their respective properties or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, the Managing General Partner or the Special General Partner, except as contemplated by the Note Agreement.

                  (viii) No permit, consent, approval, authorization or order of any federal, Delaware or California court, governmental agency or body or any financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, the Note Agreement or the Stock Purchase Agreement, or the consummation by the Partnership Entities of the PCI Acquisition, except (A) as may be required under state securities or "Blue Sky" laws, as to which the Partnership does not give any representation, (B) for such permits, consents, approvals and similar authorizations which have been obtained, (C) for such permits, consents, approvals and similar authorizations which (1) are of a routine or administrative nature, (2) need not be or are not customarily obtained or made prior to the consummation of transactions such as those contemplated by the Note Agreement or the Stock Purchase Agreement and (3) are expected in the reasonable judgment of the Managing General Partner to be obtained in the ordinary course of business subsequent to the consummation of the PCI Acquisition.

                  (ix) To the best of the Partnership's and the Operating Partnership's knowledge, PCI is not in (i) breach or violation of the provisions of its certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (ii) breach, default (and no event has occurred which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties may be subject, which (x) would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business or operations of PCI and its subsidiaries taken as a whole, (y) could impair the ability of the Partnership Entities or PCI to perform their obligations under the Stock Purchase Agreement or the Partnership Entities to perform their obligations under the Note Agreement or (z) could impair the ability of PCI or the Partnership Entities to consummate the PCI Acquisition. To the knowledge of the Partnership and the Operating Partnership no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which PCI or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations PCI and its subsidiaries taken as a whole.

                  (x) Ernst & Young LLP, who have expressed their opinions on the audited consolidated financial statements of Propane
      Continental, Inc. included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

            (c) In addition to the delivery of the "comfort letter" from Arthur Andersen LLP as described in Section 5(f) of the Agreement, the Underwriters shall have received, on the date of the Underwriting Agreement and the Closing Date, a letter dated the date of the Underwriting Agreement and the Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date of the Underwriting Agreement.

Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                   Very truly yours,

                                   MORGAN STANLEY & CO. INCORPORATED
                                   PAINEWEBBER INCORPORATED
                                   CIBC OPPENHEIMER CORP.

                                   Acting severally on behalf of themselves and
                                      the several Underwriters named herein

                                   By:  MORGAN STANLEY & CO. INCORPORATED



                                   By:  /s/ WILLIAM L. BLAIS
                                        --------------------------------------
                                        William L. Blais
                                        Principal

Accepted:

CORNERSTONE PROPANE GP, INC.


By:  /s/ RONALD J. GOEDDE
     ------------------------------
     R.J. Goedde
     EVP/CFO

CORNERSTONE PROPANE PARTNERS, L.P.

By:  Cornerstone Propane GP, Inc.,
     its Managing General Partner

     By:  /s/ RONALD J. GOEDDE
          --------------------------------
          R.J. Goedde
          EVP/CFO

CORNERSTONE PROPANE, L.P.

By:  Cornerstone Propane GP, Inc.,
     its Managing General Partner


     By:  /s/ RONALD J. GOEDDE
          -------------------------------
          R.J. Goedde
          EVP/CFO

                                                                       EXHIBIT A
                               [FORM OF LOCK-UP LETTER]
                                                            ______________, 199_
Morgan Stanley & Co. Incorporated
PaineWebber Incorporated
CIBC Oppenheimer Corp.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership") providing for the public offering (the "Public Offering") by several Underwriters, including Morgan Stanley (the
"Underwriters"), of _________ common units representing limited partner interests in the Partnership (the "Common Units").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus supplement relating to the Public Offering (the "Prospectus Supplement"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units, Subordinated Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or Subordinated Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units, Subordinated Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Common Units to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

                                   Very truly yours,

                                   -----------------------------
                                   (Name)

                                   -----------------------------
                                   (Address)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          CORNERSTONE PROPANE PARTNERS, L.P.

                                 -------------------



                                    COMMON UNITS

                        REPRESENTING LIMITED PARTNER INTERESTS



                                 -------------------

                            FORM OF UNDERWRITING AGREEMENT

                                 STANDARD PROVISIONS





                                   DECEMBER 7, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

      From time to time, Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), may enter into one or more underwriting agreements that provide for the sale of common units representing limited partner interests in the Partnership (the "Firm Units") to the several underwriters named therein (the "Underwriters"). If specified in such underwriting agreement, the Partnership may also grant to the Underwriters the right to purchase at their election an additional amount of common units representing limited partner interests in the Partnership (the "Additional Units") as provided in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the "Units."
The common units representing limited partner interests in the Partnership to be outstanding after giving effect to such contemplated sales are hereinafter referred to as the "Common Units." The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement") as set forth in Annex I, or as may otherwise be agreed with the Underwriters. The Underwriting Agreement, including the provisions incorporated therein by reference is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

      The Partnership has filed with the Securities and Exchange Commission
(the "Commission") a registration statement on Form S-3, including a prospectus, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") and relating to the Common Units and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Common Units pursuant to Rule 424 under the Securities Act. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Common Units, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment," and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      Cornerstone Propane GP, Inc., a California corporation, is the general partner (the "Managing General Partner") of both the Partnership and Cornerstone Propane, L.P., a Delaware limited partnership (the "Operating Partnership").
SYN Inc., a Delaware corporation, is the special general partner (the "Special General Partner") of the Partnership and the Operating Partnership. The Partnership and the Operating Partnership, and Flame Inc., an Arizona corporation, and Cornerstone Sales & Service Corporation, a Delaware corporation, wholly owned subsidiaries of the Operating Partnership (the "Corporate Subs"), are collectively referred to herein as the "Partnership Entities."

      1. REPRESENTATIONS AND WARRANTIES. Each of the Partnership, the Operating Partnership and the Managing General Partner represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Partnership, the Operating Partnership, or the Managing General Partner, threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Manager expressly for use therein.

            (c)  None of the Partnership Entities, the Managing General
Partner or the Special General Partner has taken, and none of them will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Units, and the Partnership has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the general rules and regulations thereunder.

            (d) Each of the Partnership and the Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus, and each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership to conduct its business and in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (i) would not have a material adverse effect on the Partnership Entities taken as a whole, and (ii) would not subject the limited partners of the Partnership to any material liability.

            (e) The Managing General Partner is a corporation duly organized and validly existing in good standing under the laws of the State of California, with full corporate power and authority to own or lease its properties and to conduct its business and to act as managing general partner of the Partnership and of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus, and the Managing General Partner is duly registered or qualified as a foreign corporation to conduct its business and in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (i) would not have a material adverse effect on the Partnership Entities taken as a whole, and (ii) would not subject the limited partners of the Partnership to any material liability.

            (f) Each subsidiary of the Operating Partnership is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus, and each subsidiary of the Operating Partnership is duly registered or qualified as a foreign corporation to conduct its business and in good standing in each jurisdiction or place where the nature or location of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify (i) would not have a material adverse effect on the Partnership Entities taken as a whole, and (ii) would not subject the limited partners of the Partnership to any material liability; all of the issued shares of capital stock of each subsidiary of the Operating Partnership have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly by the Operating Partnership, free and clear of all liens, encumbrances, equities or claims.

            (g) The authorized interests in the Partnership outstanding prior to the issuance of the Units have been duly authorized and are validly issued, fully paid and non-assessable, except as described in the Prospectus.

            (h) The Units have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, except as described in the Prospectus; and, except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership pursuant to the Partnership Agreement, the Operating Partnership Agreement or any agreement or other instrument to which the Partnership or the Operating Partnership is a party or by which either of them may be bound. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and in the Prospectus. At the Closing Date and the Option Closing Date, all corporate and partnership action, as the case may be, required to be taken by any of the Partnership Entities, the Managing General Partner, the Special General Partner or any of their shareholders or partners for the authorization, issuance, sale and delivery of the Units contemplated by this Agreement shall have been validly taken.

            (i) This Agreement has been duly authorized, executed and delivered by each of the Partnership, the Operating Partnership and the Managing General Partner.

            (j) The Partnership Agreement is a valid and legally binding agreement of the Managing General Partner and the Special General Partner, enforceable against the Managing General Partner and the Special General Partner in accordance with its terms.

            (k) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby (i) will conflict with or will constitute a violation of the agreement of limited partnership, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities, the Managing General Partner or the Special General Partner, (ii) will conflict with or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities, the Managing General Partner, or the Special General Partner is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their properties in a proceeding to which any of them or their property is a party, (iv) violates or will violate any statute, law or regulation applicable to any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their respective properties, or
(v) will result in the creation or imposition of any lien, charge or encumbrance (except as contemplated by the Note Agreement and the Bank Credit Agreement) upon any property or assets of any of the Partnership Entities, the Managing General Partner or the Special General Partner, or in the case of clause (ii),
(iii), (iv) or (v) which conflicts, breaches, violations or defaults would have a material adverse effect upon the Partnership Entities taken as a whole.

            (l) No permit, consent approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the securities or "Blue Sky" laws of certain jurisdictions, (ii) for such permits, consents, approvals and similar authorizations which have been, or on or prior to the Closing Date will be, obtained, (iii) for such permits, consents, approvals and similar authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the Partnership Entities taken as a whole and (iv) as set forth or contemplated in the Prospectus.

            (m) Arthur Andersen LLP, who have expressed their opinions on the audited consolidated financial statements of the Partnership and SYN Inc. included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

            (n) As of the date for which capitalization information is presented in the Prospectus, the Partnership had the capitalization set forth in the Prospectus. The financial statements (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The information set forth in the Registration Statement and the Prospectus under the captions "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and has been prepared on a basis consistent with the audited and unaudited historical consolidated financial statements included in the Registration Statement and the Prospectus.

            (o) The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (p) From the date of the most recent financial statements included in the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, or any development involving a prospective material adverse change (compared with the immediately preceding twelve month period), in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

            (q) There are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of the properties of the Partnership Entities is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (r) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the

Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (s) None of the Partnership Entities or the Managing General Partner is now, or after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (t) After sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," the Operating Partnership will not be a "gas utility company" and none of the Partnership Entities, the Managing General Partner or the Special General Partner will be a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation thereunder.

            (u) All of the Partnership Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect upon the Partnership Entities taken as a whole.

            (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Partnership Entities, taken as a whole.

            (w) There are no contracts, agreements or understandings between the Partnership Entities, the Managing General Partner or the Special General Partner and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement.

            (x) Each of the Partnership Entities maintains insurance against such losses and risks and in such amounts as is reasonably adequate to protect the Partnership Entities, the Managing General Partner, the Special General Partner and their businesses; none of the Partnership Entities (or their predecessors) has within the last two years been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business or operations of the Partnership Entities taken as a whole, except as described in or contemplated by the Prospectus.

            (y) Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (z) Each of the Partnership Entities, the Managing General Partner and the Special General Partner has complied with all provisions of
Section 517.075, Florida Statutes relating to issuers doing business with the Government of Cuba or with any person or affiliate located in Cuba.

      2. AGREEMENTS TO SELL AND PURCHASE. Upon the execution of the Underwriting Agreement applicable to any Units and authorization by the Manager of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

      The Partnership may specify in the Underwriting Agreement applicable to any Units that the Partnership thereby grants to the Underwriters the right (an "Overallotment Option") to purchase at their election up to the number of Additional Units set forth in such Underwriting Agreement, on the terms set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Units. Any such election to purchase Additional Units may be exercised by written notice from the Manager to the Partnership, given within a period specified in the Underwriting Agreement, setting forth the aggregate number of Additional Units to be purchased and the date on which such Additional Units are to be delivered, as determined by the Manager but in no event earlier than the Closing Date or, unless the Manager and the Partnership otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Underwriting Agreement.

      Each of the Partnership Entities and the Managing General Partner agrees that, without the prior written consent of the lead Manager on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus Supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units, Subordinated Units or any securities convertible into or exercisable or exchangeable for

Common Units or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or Subordinated Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, Subordinated Units or such other securities, in cash or otherwise.
The foregoing sentence shall not apply to (A) the Units to be sold hereunder or (B) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing.

      3. TERMS OF PUBLIC OFFERING. The Partnership will be advised, as of the date of the Underwriting Agreement, by the Manager that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement has been entered into as in the Manager's judgment is advisable. The terms of the public offering of the Units are set forth in the Prospectus.

      4. PAYMENT AND DELIVERY. Payment for the Units shall be made to the Partnership in Federal or other funds immediately available at the time and place set forth in the Underwriting Agreement upon delivery to the Manager for the respective accounts of the several Underwriters of the Units registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid.

      5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Units on the Closing Date are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership Entities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities taken as a whole from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Manager's judgment, is material and adverse and that makes it, in the Manager's judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

            (b) The representations and warranties of the Partnership, the Operating Partnership and the Managing General Partner contained in this Agreement shall be true and correct as of the Closing Date and the Partnership, the Operating Partnership and the Managing General Partner shall have complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

            (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Managing General Partner, to the effect set forth in clause (b) above.

            (d) The Underwriters shall have received on the Closing Date, an opinion of McCutchen, Doyle, Brown & Enersen, LLP ("McCutchen Doyle"), outside counsel for the Partnership, the Operating Partnership, the Managing General Partner and the Special General Partner, dated the Closing Date, to the effect that:

                  (i) Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Act with all necessary partnership power and authority to own or lease its properties, and to conduct its business, in each case in all material respects as described in the Prospectus.

                  (ii) The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby are duly authorized under the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability").

                  (iii) The Partnership Agreement constitutes a valid and legally binding agreement of the Managing General Partner and the Special General Partner, enforceable against the Managing General Partner and the Special General Partner in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

                  (iv) The Operating Partnership Agreement constitutes a valid and legally binding agreement of the Managing General Partner, the Special General Partner and the Partnership, enforceable against the Managing General Partner, the Special General Partner and the Partnership in accordance with its terms, except as the enforceability thereof may be limited by (A) bankruptcy, fraudulent transfer, reorganization, receivership, moratorium and similar laws of general application relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and an implied covenant of good faith and fair dealing.

                  (v)  The opinion of McCutchen Doyle that is filed as
      Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                  (vi) The Registration Statement was declared effective under the Securities Act on October 29, 1998; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

                  (vii) Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial
      Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim.

                  (viii) The Partnership has all requisite power and authority under the Delaware Act and the Partnership Agreement to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus.

                  (ix) The Managing General Partner is a corporation duly organized and validly existing in good standing under the laws of the State of California, with full corporate power and authority to own or lease its properties and to conduct its business and to act as managing general partner of the Partnership and of the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus.

                  (x) The Special General Partner is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties and to conduct its business and to act as special general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement and the Prospectus.

                  (xi) Each Corporate Sub is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation (Flame Inc. was incorporated in Arizona and Cornerstone Sales & Services Corporation was incorporated in

      Delaware), with full corporate power and authority to own or lease its properties and to conduct its business as contemplated by the Registration Statement and the Prospectus.

                  (xii) Each of the Partnership and the Operating Partnership is duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of the states listed on Schedule I to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Partnership and the Operating Partnership or the location of the properties owned or leased by either of them makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

                  (xiii) Each of the Managing General Partner and the Special General Partner is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule II to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Managing General Partner and the Special General Partner or the location of the properties owned or leased by either of them makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

                  (xiv) Each of the Corporate Subs is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the states listed on Schedule III to such opinion; and to the knowledge of such counsel, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Corporate Subs or the location of the properties owned or leased by them makes such qualification or registration necessary (except where the failure to so qualify or so register would not (A) have a material adverse effect on the Partnership Entities taken as a whole or (B) subject the limited partners of the Partnership to any material liability).

                  (xv) All of the issued and outstanding shares of capital stock of the Corporate Subs have been duly authorized and validly issued and are fully paid and nonassessable; and all of such shares are owned of record by the Operating Partnership free and clear of all liens, encumbrances, security interests, charges or claims known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law.

                  (xvi) This Agreement has been duly authorized, executed and delivered by each of the Partnership, the Operating Partnership and the Managing General Partner.

                  (xvii) The statements (A) in the Prospectus under the captions "Plan of Distribution", "The Partnership Agreement" and "Description of Common Units" and (B) in "Item 7--Management's Discussion and Analysis of Financial Condition and Results of Operations--The Partnership--Liquidity and Capital Resources--Financing and Sources of Liquidity," of the Partnership's most recent annual report on Form 10-K incorporated by reference in the Prospectus insofar as they constitute descriptions of the operative agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

                  (xviii) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of the properties of any of the Partnership Entities is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                  (xix) To the knowledge of such counsel, other than as described or contemplated in the Prospectus, there is no litigation, proceeding or governmental investigation pending or threatened against any of the Partnership Entities, the Managing General Partner or the Special General Partner which, if adversely determined, (x) would have a material adverse effect on the Partnership Entities taken as a whole or (y) would impair or call into question the validity of this Agreement or the performance by any of the Partnership Entities or the Managing General Partner of their obligations under this Agreement.

                  (xx) None of the Partnership Entities or the Managing General Partner is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" none of them will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xxi) After sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," the Operating Partnership will not be a "gas utility company" and none of the Partnership Entities, the Managing General Partner or the Special General Partner will be a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation thereunder.

                  (xxii) Neither the offering, issuance and sale by the Partnership of the Units, nor the execution, delivery and performance of this Agreement by any of the Partnership, the Operating Partnership or the Managing General Partner, nor the consummation of the transactions contemplated hereby (A) will constitute a violation of the certificate or articles of incorporation or bylaws or other organizational documents of the Partnership Entities, the Managing General Partner or the Special General Partner, (B) will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument (other than the Partnership Agreements) known to such counsel to which any of the Partnership Entities, the Managing General Partner or the Special General Partner is a party or by which any of them or any of their respective properties may be bound, (C) will violate any order, judgment, decree or injunction of any court or governmental agency or body known to such counsel directed to any of the Partnership Entities, the Managing General Partner or the Special General Partner, or any of their properties in a proceeding to which any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their property is a party, (D) violates or will violate any federal statute, law or regulation applicable to any of the Partnership Entities, the Managing General Partner or the Special General Partner or any of their respective properties, or (E) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities except as contemplated by the Note Agreement and the Bank Credit Agreement.

                  (xxiii) No permit consent, approval, authorization or order of any federal court, governmental agency or body or any financial institution is required in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement except (A) as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion, and (B) for such permits, consents, approvals and similar authorizations which have been obtained.

                  (xxiv) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership or the Operating Partnership or shares of capital stock of the Managing General Partner or the Special General Partner pursuant to the certificate of incorporation or bylaws of the Managing General Partner or the Special General Partner or, to the knowledge of such counsel, pursuant to any agreement or instrument to which any Partnership Entity, the Managing General Partner or the Special General Partner is a party or by which any of them may be
      bound.   To such counsel's knowledge, neither the filing of the
      Registration Statement nor the offering or sale of the Units as contemplated hereby gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership. To such counsel's knowledge, except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase any Units or Subordinated Units or other partnership interests in the Partnership or the Operating Partnership. All corporate and partnership action required to be taken by the Partnership Entities, the Managing General Partner, the Special General Partner and their shareholders or partners for the authorization, issuance, sale and delivery of the Units has been validly taken.

                  (xxv) Such counsel (A) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules, and other historical pro forma and projected financial and statistical data included therein as to which such counsel need not express any belief) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other historical, pro forma and projected financial and statistical data included therein as to which such counsel need not express any belief) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other historical, pro forma and projected financial and statistical data as to which such counsel need not express any belief) each part of the Registration Statement, when such part became effective, contained, and as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (e) The Underwriters shall have received on the Closing Date an opinion of Andrews & Kurth L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Manager may reasonably request.

            (f) The Underwriters shall have received, on the date of the Underwriting Agreement and the Closing Date, a letter dated the date of the Underwriting Agreement and the Closing Date, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date of the Underwriting Agreement.

            (g) The "lock-up" agreements, each substantially in the form of Exhibit A to the Underwriting Agreement (Annex I) and as described in Section 2 of this Agreement, between the Manager and certain unitholders, officers and directors of the Partnership relating to the sales and certain other dispositions of Common Units or certain other securities, delivered to the Manager on or before the date hereof, shall be in full force and effect on the Closing Date.

            (h) The Units shall have been approved for listing on the New York Stock Exchange.

      The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to the Manager on the Option Closing Date of such documents as the Manager may reasonably request with respect to the good standing of the Partnership, the due authorization and issuance of the Additional Units and other matters related to the issuance of the Additional Units and the satisfaction of the foregoing conditions to the several obligations of the Underwriters to purchase and pay for the Firm Units on the Closing
Date, except that all references to the Firm Units and the Closing Date shall be deemed to refer to the Additional Units and the Option Closing Date, respectively.

      6. COVENANTS OF THE PARTNERSHIP. In further consideration of the agreements of the Underwriters herein contained, each of the Partnership, the Operating Partnership and the Managing General Partner covenants with each Underwriter as follows:

            (a) To furnish the Manager, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish the Manager in New York City, without charge, prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph 6(c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Manager may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Manager a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Manager reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Manager will furnish to the Partnership) to which Units may have been sold by the Manager on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request; PROVIDED, HOWEVER, that neither the Partnership, the Managing General Partner nor the Special General Partner shall be required to qualify to do business or to file a general consent to service of process in any such jurisdictions.

            (e) To make generally available to the Partnership's security holders and to the Manager as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Partnership's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

            (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership's counsel and the Partnership's accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the Blue Sky or Legal Investment memorandum,
(iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Units on the New York Stock Exchange, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the Offering of the Units, including, without limitation expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make. Notwithstanding anything to the contrary provided in the foregoing, each of the parties to this Agreement shall bear its own expenses in connection with road show presentations.

            (g) The Partnership Entities will use the net proceeds received by them from the sale of the Units in the manner specified in the Prospectus under "Use of Proceeds."

      7.  INDEMNITY AND CONTRIBUTION.

            (a) Each of the Partnership, the Operating Partnership and the Managing General Partner, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Manager expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Units, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Partnership shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Units to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Partnership with
Section 6(a) hereof.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the Operating Partnership and the Managing General Partner, their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership, the Operating Partnership and the Managing General Partner to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) of this Section 7, and by the Managing General Partner, in the case of parties indemnified pursuant to paragraph (b) of this Section 7. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d)  To the extent the indemnification provided for in paragraph
(a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, the Operating Partnership and the Managing General Partner on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, the Operating Partnership and the Managing General Partner on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, the Operating Partnership and the Managing General
Partner on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate
Public Offering Price of the Units. The relative fault of the Partnership, the Operating Partnership and the Managing General Partner on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, the Operating Partnership and the Managing General Partner or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

            (e) The Partnership, the Operating Partnership and the Managing General Partner and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by an indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f)  The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Partnership, the Operating Partnership and the Managing General Partner contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Partnership, the Operating Partnership and the Managing General Partner, or the respective officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Units.

      8. TERMINATION. This Agreement shall be subject to termination by notice given by the Manager to the Partnership, if (a) after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that in the Manager's judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through (iv), such event, singly or together with any other such event, makes it, in the Manager's judgment, impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.

      9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names on the Underwriting Agreement bears to the aggregate number of Firm Units set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased, and arrangements satisfactory to the Manager and the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either the Manager or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased, the nondefaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Units or (ii) purchase not less than the number of Additional Units that such nondefaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership, the Operating Partnership or the Managing General Partner to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership, the Operating Partnership or the Managing General Partner shall be unable to perform their obligations under this Agreement, the Partnership, the Operating Partnership and the Managing General Partner will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

      10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      12. HEADINGS. The heading of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                         ANNEX I
                              UNDERWRITING AGREEMENT


                                ------------------

Cornerstone Propane Partners, L.P.
432 Westridge Drive
Watsonville, CA 95076

Dear Sirs and Mesdames:

          We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell _________ common units representing limited partner interests in the Partnership (the "Firm Units").

          Subject to the terms and conditions set forth or incorporated by reference herein, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Firm Units set forth below opposite their names at a purchase price of $__ per Unit.


                NAME                            NUMBER OF FIRM UNITS
----------------------------------------    -----------------------------
 Morgan Stanley & Co. Incorporated


                                            -----------------------------
      Total
                                            -----------------------------
                                            -----------------------------


          The Underwriters will pay for the Firm Units upon delivery thereof at [office] at _________ a.m. (New York City time) on _________, ___, or at such other time, not later than 5:00 p.m. (New York City time) on _________, __, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

          The Underwriters will pay for any Additional Units upon deliver thereof at [office] at ____ a.m. (New York City time) on the date specified in the notice described in Section 2 of this Agreement or at such other time on the same or on such other date, in any event not later than

____________, _____, as shall be designated in writing by the Manager. The time and date of such payment and delivery are hereinafter referred to as the "Option Closing Date."

          The Units shall have the terms set forth in the Prospectus dated _________, __, and the Prospectus Supplement dated _________, __, including the following:

NUMBER OF UNITS:

          Number of Firm Units:

          Maximum Number of Additional Units:

INITIAL OFFERING PRICE TO PUBLIC:

          $........ per Unit

PURCHASE PRICE BY UNDERWRITERS:

          $........ per Unit

FORM OF UNITS:

Definitive form, to be made available for checking [and packaging] at least twenty-four hours prior to the Closing Date at the office of [The Depository Trust Company or its designated custodian] [the Manager]

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Wire transfer of same day funds

[DESCRIBE ANY BLACKOUT PROVISIONS WITH RESPECT TO THE UNITS]

CLOSING DATE:

 ......... a.m. (New York City time), .................., 19..

CLOSING LOCATION:

NAMES AND ADDRESSES OF MANAGER:

          Designated Manager:

          Address for Notices, etc.:

[OTHER TERMS](*)

          All provisions contained in the document entitled Cornerstone Propane Partners, L.P. Underwriting Agreement Standard Provisions dated _________, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control, (ii) all references in such document to a type of security that is not a Common Unit shall not be deemed to be a part of this Agreement, and (iii) all references in such document to a type of agreement that has not been entered into in connection with the transactions contemplated hereby shall not be deemed to be a part of this Agreement.



--------------------------
          (*)A description of particular tax, accounting or other unusual features (including any event risk provisions) of the Units should be set forth, or referenced to an attached or accompanying description, if necessary, to ensure agreement as to the terms of the Units to be purchased and sold. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.

                                                                       EXHIBIT A
                               [FORM OF LOCK-UP LETTER]
                                                            ______________, 199_

Morgan Stanley & Co. Incorporated
[NAMES OF OTHER CO-MANAGERS]
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

Dear Sirs and Mesdames:

          The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Cornerstone Propane Partners, L.P., a Delaware limited partnership (the "Partnership") providing for the public offering (the "Public Offering") by several Underwriters, including Morgan Stanley (the "Underwriters"), of _________ common units representing limited partner interests in the Partnership (the "Common Units").

          To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus supplement relating to the Public Offering (the "Prospectus Supplement"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units, Subordinated Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or Subordinated Units, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Units, Subordinated Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Common Units to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

                                   Very truly yours,


                                   -----------------------------------
                                   (Name)

                                   -----------------------------------
                                   (Address)


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

                                                                 ANNEX II

[SIGNATURE PAGE WHERE
MORGAN STANLEY & CO. INCORPORATED
OR MORGAN STANLEY & CO. INTERNATIONAL LIMITED
IS A CO-LEAD MANAGER]

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                               Very truly yours,

                               MORGAN STANLEY & CO. INCORPORATED
                               [Name of Other Lead Managers]

                               Acting severally on behalf of themselves
                                and the several Underwriters named
                                herein

                               By:  [MORGAN STANLEY & CO. INCORPORATED]



                               By:
                                    ---------------------------------------
                                    Name:
                                    Title:

Accepted:

CORNERSTONE PROPANE GP, INC.


By:
     --------------------------------
     Keith G. Baxter
     President and Chief Executive
     Officer


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

CORNERSTONE PROPANE PARTNERS, L.P.

By:  Cornerstone Propane GP, Inc.,
     its Managing General Partner

     By:
          -----------------------------------
          Keith G. Baxter
          President and Chief Executive
          Officer



CORNERSTONE PROPANE, L.P.


By:  Cornerstone Propane GP, Inc.,
     its Managing General Partner:


     By:
          -----------------------------------
          Keith G. Baxter
          President and Chief Executive
          Officer


                                       6